UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

POINT BLANK SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following presentation was delivered to Institutional Shareholder Services on April 10, 2008, in connection with Point Blank Solutions, Inc.’s 2008 Annual Meeting of Stockholders.

Point Blank Solutions, Inc. Annual Meeting April 22, 2008 Presentation for RiskMetrics Group April 10, 2008

Contents
1. Introduction
2. Company Overview
3. A Look at the Past: Corporate/Legacy Issues
4. Building a Team for the Future
5. Strategy, Execution and Results
6. Why We Disagree with Steel Partners’ Proxy Contest
7. Corporate Governance
8. Our Interests Are Aligned with Our Shareholders
9. Qualifications of Our Directors

Company Overview
› Point Blank Solutions is a leading manufacturer and provider of bullet, fragmentation and stab resistant apparel and related ballistic accessories.  Our products are used domestically and internationally by military, law enforcement, security and corrections personnel, as well as, government agencies.
› The Company, through its wholly-owned subsidiary, Life Wear Technologies, also manufactures and distributes sports medicine, health support and other products, including a variety of knee, ankle, elbow, wrist, back supports and braces.  These products are sold to retail, pharmaceutical and other national distribution outlets.
› Relationships are key drivers to our future success.  Over the years, the Company and our key executives have built strong alliances with leading fiber suppliers, weavers, distributors and its global customer base.
› Point Blank Solutions is one of the largest suppliers of soft body armor to the U.S. Armed Forces and government, and has been for years.  Its protective solutions have been credited with saving thousands of American lives – both abroad, in places such as Afghanistan and Iraq, and at home.
› The ballistic-resistant garment business has become highly competitive and fragmented. The Company competes by providing high quality solutions that meet or exceed industry standards. Partnering with its customers and primary suppliers, Point Blank for years has developed the lightest, most flexible body armor products with the highest ballistic strength. Providing the United States Armed Forces and police forces with the most advanced body armor systems quickly and ahead of schedule is paramount to protection and to future orders.
› Our primary competitor is BAE Systems.  Other industry comparables include Ceramic Protection
Corporation and First Choice Armor.

Corporate/Legacy Issues
› Since mid-2006, the Company has undergone a mass transformation; correcting and overcoming the alleged misdeeds of prior leadership.  The many issues this management team and Board of Directors have faced include:
David Brooks (former Chairman and CEO) and family/affiliates control 29.5% of the Company’s common stock.

›
Class action and derivative lawsuits.
›
Numerous investigations by government agencies (for example: the Securities and Exchange
Commission, the Department of Justice, and the Internal Revenue Service).
›
Errors in prior financial reports that led to the withdrawal of financial results for 2003, 2004 and the first nine months of 2005.
›
Receipt of Wells Notice from the SEC.
›
Material weaknesses in internal controls that prevented the Company from future filings (post 3Q ‘05)
and led to the Company’s non-compliance with the SEC.
›
Inadequate infrastructure with weak or non-existent systems.
›
Tax returns for 2003 and 2004 were filed incorrectly and had to be amended and no tax returns were filed for 2005 and 2006.
›
Delisting of the Company’s securities on AMEX.
›
Inability to draw under credit facility with LaSalle due to non-compliance.
›
Indictments of former officers (former Chairman and Chief Executive Officer, Chief Financial Officer, and
Chief Operating Officer).
›
Corporate and legacy issues were well publicized, which adversely impacted business.

Team Building: Restoring Credibility in the Senior Ranks

› In 2006, a special committee was formed by the Board, consisting of Senator Campbell and Larry Ellis, the only two board members not named in the Class Action lawsuit.  In July 2006, this committee recommended the removal of Mr. Brooks as Chairman and CEO.
› Mr. Brooks’ removal began the Company’s turnaround and was the first step in regaining trust and building confidence in senior leadership.  The Company brought in new management and an independent, highly experienced Board of Directors, the latter of which was done with the assistance of a national executive recruitment firm.
› The Company brought on experienced financial advisors (Alix Partners, Jefferson Wells, and other forensic experts) to help improve the financial systems and controls and address financial reporting requirements.
› The Company also engaged investment bankers to advise the Board. Wachovia Securities was one of the two banks engaged and they continue their work, helping the Board and management to identify the most effective means to increase shareholder value.
› New Senior Leadership:
› Larry Ellis assumed the role as Chief Executive Officer.
› John Siemer, formerly Special Assistant and Strategic Planner to the U.S. Army Chief of Staff, was appointed Chief
Operating Officer.
› Jim Anderson, formerly a partner with KPMG LLP with extensive turnaround/workout experience, was appointed
Controller and, later, Chief Financial Officer.
› Sam White, formerly President of Point Blank Body Armor, was appointed Head of Global Sales.
› Patrick Stallings, a retired Colonel with the U.S. Army, was named Head of Global Business Development.
›
Lisa Taylor, also with civil service and private sector experience, was appointed head of Human Resources.
› This new team met regularly with customers, partners, suppliers, lenders – all key constituents to ensure the
Company’s future.

Team Building: Restoring Credibility in the Senior Ranks (Cont’d)
› The primary goal in reconstituting the Board was to find experienced and independent professionals with unique skill sets relevant to the Company’s business operations as well as those with credentials in serving public companies.

U.S. Government William Campbell
Larry Ellis U.S. Army
Martin Berndt U.S. Marine Corps
Maury Hannigan Law Enforcement
David Bell Marketing / Homeland Security
Jack Henry Financial Accounting
Suzanne Hopgood Corporate Governance

Strategy, Execution and Results
In September 2006, management, at the direction of General Ellis, undertook the development of a strategic plan with the goal of best positioning the Company for future growth and profitability.  The strategic plan established a vision for Point Blank Solutions to be a global leader in safety apparel and protective solutions – more than just body armor. Diversifying products, channels and markets is essential to the future.
The Board adopted this plan and directed management to accomplish this vision through disciplined and aggressive execution of a value enhancement strategy based on the following five strategic pillars:

› Grow organically, by capturing new military programs and increasing the Company’s civil market share;
› Expand internationally by pursuing protective solutions contracts with friendly nations around the world;
› Improve cost position through operational excellence initiatives and better management of its supply chain;
› Pursue strategic ventures to expand the Company’s service offering and diversify into related growth markets; and
› Maximize stockholder value by continuing to build confidence in leadership and demonstrating financial responsibility.
This plan was detailed in the Company’s Form 10-K and proxy materials, along with how the Board’s skill sets were critical to successful execution of the plan.

Strategy, Execution and Results (Cont’d)
Throughout 2007, the Company, in concert with the Board of Directors, refined its plan and outlined strategic objectives that position the Company for future growth and profitability.  As a result, in 2007 the Company grew sales by 26.3% to $320.8
million.
This increase was due
to U.S. Military and federal government sales growth of 27.7% and 28.3 % in the domestic market.
Organic
Growth
During 2007, the Company completed an analysis of significant international opportunities.  The
Company developed a framework for global business development and established an office primarily dedicated to expanding relationships with international military constituents.
In the years ahead, the Company anticipates international sales will comprise a higher percentage of its overalls sales mix and will be a key contributor to our financial performance.
International
Expansion
Total operating costs decreased by 18.1% during 2007 as compared to 2006. This decline was attributable to a decrease in litigation and investigation costs, a decrease in employment tax withholding charges and a reduction in selling, general and administrative charges.
Gross margin for 2007 was 19.2% compared to 22.8% during 2006.  Throughout 2007, certain contracts were targeted for an aggressive pricing strategy, as the Company recognized the changes in the competitive environment within the industry. The 2007 annual results include a
$3.5 million adjustment to the Zylon vest replacement program obligation as a result of a change in estimate.
Cost
Improvement

Strategy, Execution and Results (Cont’d)
In 2007, the Company began to implement an integrated information technology solution and to replace outdated manufacturing and financial systems. The Company expects to benefit from completing the IT integration to enhance productivity, improve timeliness, provide more rigorous internal controls and improve yield in the manufacturing process.
In 2007, the Company explored various strategic initiatives to better integrate the value chain and diversify products and market with the goal of reducing costs, growing sales and increasing profits.
Among the highlights are an exclusive partnership with G2 Consulting, a collaborative venture with DSM and various alliances with the Company’s key suppliers and distributors.
Recently, the Company announced a joint venture with FMS
Enterprises,
an important
milestone marking our entrance into the weaving industry.  We expect this operation to add to our top line, decrease our material costs, increase our margins and add a profit center to the
Company.  Furthermore, it provides Point Blank with a unique value proposition in that it is the only body armor company with weaving capabilities, which will provide direct access to fiber suppliers and improve its ability to compete on tenders.
Strategic
Ventures
The Company was profitable for the first time in five years.
Net income for the year
ended December 31, 2007 was approximately $6.2 million, compared to a net loss of ($5.3 million) during the prior year.
Maximizing
Shareholder Value
Cost
Improvement

Strategy, Execution and Results (Cont’d)
Earning per share, basic and diluted, was $0.12 for the year ended December 31, 2007, as compared to a loss per share, basic and diluted of ($0.12) during 2006.
The Company’s SEC filings are current for the first time in three years.
The Company
also made significant progress towards achieving compliance with regulatory agencies and improvements were achieved in internal control over financial reporting.
The Company’s goal is to eliminate all material weakness by the end of 2008.
Maximizing
Shareholder Value
In 2007, the Company exceeded its internal goals, receiving over $200 million in new contract awards from the U.S.
Government.  Point Blank is one of two producers of the Army’s new Improved Outer Tactical Vest, and the Company
delivered the vests ahead of schedule to meet the Army’s urgent and compelling need.  Today, the Company is actively involved in several open solicitations and believes its well-documented delivery record and best value production capability make it highly competitive to receive a large share of these potential awards.
While the 2007 market share strategy resulted in significant increases in sales, it negatively impacted gross margins compared to the prior year.  However, this was part of a more comprehensive, global plan to grow sales and implement changes to improve gross margins.
The joint venture with FMS addresses the margin shortfall directly.  This aggressive pricing strategy was implemented with the knowledge that the Company would be able to offset these declines as a result of this very important milestone.
The Company continues to execute this plan and is well on its way to achieving its goals.

Why We Disagree with Steel Partners’ Proxy Contest

› Over the last two years, the current Board has worked diligently to implement a specific strategic plan to generate full value for all stockholders.  As detailed earlier, this plan covers organic growth, international growth, cost improvements and strategic ventures.
› The current Board has been chosen to address the unique demands and challenges of the Company’s market.  The Board has experience in legislative matters, military and law enforcement contracting and operating public companies.
› The Board, as stated in the Company’s public announcements, believed that resolution of legacy issues, improved corporate governance and successful execution of the strategic plan would best serve the Company’s shareholders and enhance value. As such, the Board stated at the time of
Steel’s public announcement that it did not believe that the time was right to explore a sale process.
› At the time of Steel’s offer to negotiate, the Company was in discussions with its weaving joint venture partner and had not yet filed its 2007 Form 10-K.
› A standstill was paramount if the Company and Steel were to have true discussions at that time.
Standstill agreements are a normal mechanism to ensure a level playing field. The Company offered to negotiate a reduced time period, but Steel refused.
› The Board left the door open for further discussions.
› It is worth noting that Steel has approximately a 40% economic interest in one of our primary weavers,  JP Stevens (acquired Hexcel).

Why We Disagree with Steel Partners’ Proxy Contest (Cont’d)

› Steel in turn, nominated its own slate of directors to replace five of the seven Board members.  In consideration of its fiduciary responsibilities, the Board finds this troubling, given Steel’s public statements that it is interested in acquiring the Company.  Two of their five nominees work directly for Steel, and two of the other three have ties to Steel and/or affiliates of Steel.
› Lastly, claims made in Steel’s proxy are troubling for a number of reasons:
› They state the Company should not remain public. Steel claims we would be better served by becoming part of a larger conglomerate.  They claim they are a potential acquirer. In conversations with Steel, they have expressed a belief that the Company should enter into a sales process, and that they will be a bidder. Their public statements are in contradiction.
› They claim the Board’s interests are not aligned with shareholders because the Board owns only options and not stock.  In fact, Board members own restricted stock.  Management and Directors were also precluded from purchasing stock in the open market due to our public company blackout period.  Steel was fully aware of this.
After the Company’s Form 10-K for 2007 was filed, officers and directors did in fact make stock purchases during a very small window of opportunity to do so.
› Steel claims our strategy adversely impacts margins and that margins would erode further, thus impacting shareholder value.  Steel mentions comments made by Larry Ellis during our third quarter conference call.  Steel did not update their proxy to include comments made on the Company’s fourth quarter call, which directly contradict their statement.  Our joint venture, which was in development during Steel’s offer to negotiate, directly impacts not only margins, but also the Company’s top-line, cost of goods sold and, we believe, overall profitability.
› Each of the Company’s directors, other than General Ellis, qualifies as an “independent” Board member.
We do not manage our business for the quarter. We manage our business for the future, and to enhance and maintain true value for our shareholders.

Corporate Governance
In response to Steel’s attacks on the Company’s corporate governance:
Significant management changes have been made over the last two years resulting in the departure or replacement of all but one Board member since June 2006.
The Board conducted extensive board and peer evaluations.  The Board also identified the skill sets needed to implement the strategic plan. The skill sets of the current Board were matched with those needed by the Company as part of the evaluation and disclosed in the proxy.
The Company’s current Board places the utmost importance on implementing sound governance policies.
The Company believes these defensive measures helped ensure a period of stability needed to execute our strategy and achieve a valuation commensurate with performance/potential.

› Each of the Company’s directors, other than General Ellis, qualifies as an “independent” Board member.
› Our Nominating, Compensation, Audit and Corporate Governance committees are comprised solely of independent outside directors.
› Our Board of Directors is elected for one-year terms.
› Our Chairman and CEO are separate and our Chairman is an independent outsider.
› All Directors attended at least 75% of the Board meetings in the past year or had a valid excuse for absences.
› Although the Company has a rights plan in place, it contains a three-year independent director evaluation provision.
› Any other takeover protections the Company has implemented were done to maintain stability in order to enable the Company to pursue maximized value for all shareholders.
› All Directors own restricted stock. The Board has adopted a stock accumulation policy requiring Directors to own stock to align their economic interests with those of Company stockholders. Blackout policies have restricted purchases.

Our Interests Are Aligned with Shareholders

› We have been and continue to pursue strategic alternatives to enhance shareholder value.
› With our Form 10-K for 2007 filed, our joint venture signed, and a strong platform in place, we believe our competitive and financial position in 2008 and the years ahead is bright.
› We listen to our shareholders: Management and select members of the Board met with many of our key owners last week, including Steel
Partners, to learn more about their views on our business, our prospects and their beliefs on how to maximize value.
› Numerous shareholders believe we have done an excellent job in saving the Company from bankruptcy and solidifying our position as an industry leader with great potential.
› The shareholders’ message was clear: Begin a process to explore ALL strategic alternatives for enhancing shareholder value, including a possible sale of the Company and do this now.
› Many of the Company’s major stockholders, including Steel Partners, recommended postponement of the Annual Meeting to allow the
Board and management to concentrate on managing the best possible process for exploring strategic alternatives.
› On April 7, 2008 the Board determined to explore all strategic alternatives to enhance shareholder value, including a possible sale of the
Company. As a result, the 2008 Annual Meeting, which was initially scheduled for April 22, 2008, has been rescheduled for August 19,
2008, in order to pursue this process in a stable environment.

Qualifications of Our Directors
›
General Larry Ellis (Ret.),
age 61, joined the Board of Directors in December, 2004.  He became President of the Company in 2005 and assumed the role of
Chief Executive Officer in July, 2006. In addition, he serves on the board of directors of SRA International, a publicly traded information technology company.
General Ellis served in the U.S. Army for over 35 years, holding positions of increasing responsibility before retiring in 2004 as Commanding General of United
States Army Forces Command in Atlanta, Georgia.  During his career, he oversaw multi-year, multi-billion-dollar programs and directed the development of comprehensive strategic plans supporting the Army’s mission.  He also coordinated extensive operations and training programs in Germany, South Korea, and
Bosnia.  Between 2001 and 2004, General Ellis orchestrated the mobilization and deployment of over 500,000 soldiers and more than a million tons of equipment to locations worldwide.
›
Senator William P. Campbell (Ret.),
age 72, joined the Board of Directors in May, 2006, and was named Chairman of the Board of Directors in July, 2006.
Senator Campbell served in the California legislature for 22 years, including 14 years as a state senator.  During his legislative career, Senator Campbell held a number of distinguished positions, including Chairman of the Joint Legislative Budget Committee, Minority Floor Leader, and Founding Chairman of the Joint
Committee on Fire, Police Emergency and Disaster Services.  In 1990, he retired from the Senate and became President of the California Manufacturers
Association (now the California Manufacturers & Technology Association), and in 1998 became President Emeritus. In April, 2000, he founded William
Campbell & Associates, a consulting firm, where he serves as President.  Senator Campbell is a member of the Compensation Committee.
›
David Bell,
age 64, joined the Board of Directors on November 22, 2006.  Mr. Bell is the retired Chairman and Chief Executive Officer of the Interpublic Group,
a public company that is a leading organization of advertising agencies and marketing service companies, a position he has held since January, 2005.  Mr. Bell was Chief Executive Officer of Interpublic from 2003 to 2005, having joined Interpublic as Vice chairman in 2001.  Previously, Mr. Bell was Chairman and Chief
Executive Officer of True North Communications Inc., a marketing communications and services group that was acquired by Interpublic. Prior to joining True
North, he was the President and CEO of Bozell Worldwide. Mr. Bell joined Bozell in 1975 when the marketing agency acquired Knox Reeves Advertising where he had been President since 1972. He is currently an operating advisor to Pegasus Capital Advisors, a private equity group, and a senior advisor to Google,
Inc.  Mr. Bell was given a Presidential nomination to be one of the thirteen original members of the President’s Homeland Security Advisory Council following the events of September 11, 2001.  He currently serves as a director and the chair of the Compensation Committee of two other public companies, Warnaco
Group, Inc., and Lighting Science Group corporation; and as a director and the chairman of the Nominating and Corporate Governance Committee of Primedia,
Inc. Mr. Bell is Chair of the Compensation Committee and a member of the Nominating and Governance Committee.

› General Martin R. Berndt (Ret.), age 60, joined the Board of Directors on March 1, 2007.  General Berndt retired in 2005 after a 36 year career in the U.S.
Marine Corps where he commanded U.S. Marine Corps Forces Atlantic, South and Europe; U.S. Marine Corps Bases, Atlantic; and U.S. Fleet Marine forces Atlantic and Europe. General Berndt was commissioned a Second Lieutenant in the U.S. Marine Corps upon graduation from West Chester University in 1969. During his career he served in Vietnam, Panama, Germany and Bosnia. He serves as a Senior Mentor of the U.S. Marine Corps Staff Training Program and in a similar capacity for the Joint Forces Command. He also serves as a member of the “CorpStrategy” team under the sponsorship of the Institute for Defense and Business at the
University of North Carolina, Chapel Hill and is a member of the Onslow County Military Affairs Committee.  Recently, General Berndt was a member of a congressionally chartered, bipartisan commission to examine the Iraqi security forces.  He serves as a board member for the Governor’s North Carolina Military
Foundation and a privately owned company in Northern Virginia. General Berndt is a member of the Nominating and Governance Committee.

Qualifications of Our Directors
› Jack A. Henry, age 64, joined the Board of Directors on November 13, 2006.  Mr. Henry found Sierra Blanca Ventures LLC, a private advisory firm, in 2000. Prior to that, he served as managing partner of the Phoenix office of the accounting and consulting firm Arthur Andersen, LLP, where he spent over 34 years in various consulting and managerial positions.  Mr. Henry currently serves on the board of directors and as chair of the audit committee of White Electronic Designs Corporation, a publicly-traded provider of advanced technology solutions.  Mr. Henry also served on the board of directors and as chair of the audit committee of VistaCare, Inc., a provider of hospice services in the United States, until
VistaCare’s recent acquisition by Odyssey Healthcare, Inc. He also serves on the boards of three privately-held companies. Mr. Henry is president of the Arizona Chapter of the National Association of Corporate Directors (“NACD”), serves on the NACD faculty , and is an NACD
Certified Director.  Mr. Henry is Chair of the Audit Committee and the Audit Committee financial expert.
› Maurice (Maury)
Hannigan,
age 67, joined the Board of Directors on November 22, 2006. Mr. Hannigan served 31 years with the California
Highway Patrol (“CHP”) rising through the ranks to be appointed the Department’s Commissioner from 1989 to 1995.  His term as
Commissioner included service as General Chair of the State and Provincial Police Division of the International Association of Chiefs of Police,
Chair of the U.S. DOT/NAFTA Southwest Border States Law Enforcement Implementation Committee, and President of the California peace
Officers Association, and in several other capacities as a public safety advocate.  Following his retirement from CHP, Mr. Hannigan was a consultant to the National Safety Council, public commissions, and other entities in both the private and public sectors.  From 2001 to 2006, he served as Vice President / Managing Director of the Washington, D.C. based public safety solutions group of Affiliated Computer Services, a
publicly traded business process outsourcing and information technology provider headquartered in Dallas, Texas.   He presently serves on the
board of directors of the FBI’s national Executive Institute Associates, a public service foundation providing continuing education and training to the chief executives of law enforcement organizations.  Mr. Hannigan is a member of the Audit and Compensation Committees.
› Suzanne M.
Hopgood,
age 58, joined the Board of Directors on March 1, 2007. She is the President and CEO of The Hopgood Group, LLC, a
workout consulting firm she founded in 1985. She also serves as the director of In-Boardroom Advisory Services for the National Association of
Coprorate Directors overseeing ISS certified education and advisory services for approximately 100 companies per year.  She has served on the board of nine companies, five of which are public, and as Chairman of the Board of two.  She has also served as CEO of both public and private companies, and she has served as an audit committee financial expert. Ms. Hopgood has assisted a variety of companies in facing difficult business, financial and legal challenges and crises, as CEO, as chairman of the board, as chair of executive, nominating, governance, on five public company audit committees, and on the board of an Italian Company.  She has twice served as a member of board slates elected in proxy contests initiated by institutional investors. She currently serves as chair of the Nominating & Governance Committee and as an audit committee financial expert at Acadia Realty Trust.  She also serves on the board and audit committee of the privately held Newport Harbor
Corporation.  Ms. Hopgood is an NACD Certified Director. She co-authored the award-winning book Board Leadership for the Company in Crisis.
Prior to founding the Hopgood Group, LLC, Ms. Hopgood was responsible for a $1 billion equity real estate portfolio for Aetna Realty Investors.
She has a B.S. Degree in Business administration.

Important Additional Information
› In connection with the Company’s 2008 Annual Meeting of Stockholders, the Company has filed a definitive proxy statement and other materials with the U.S. Securities and Exchange Commission.  On March 24, 2008, the
Company began the process of mailing the proxy statement and WHITE proxy card to Company stockholders.  The proxy statement contains important information about the Company and the 2008 Annual Meeting.
STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.   Certain of the Company’s officers and
directors may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the 2008 Annual Meeting.  Information regarding such individuals and their ownership of the
Company’s securities is included in the Company’s proxy statement relating to the 2008 Annual Meeting.
Investors may obtain a free copy of the proxy statement and other relevant documents, as well as other materials filed with the Securities and Exchange Commission concerning the Company, at the U.S. Securities and Exchange
Commission’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Point Blank Solutions, Inc., 2102 S.W. 2nd Street, Pompano Beach, FL, 33069,
Attention: Investor Relations.
› SAFE HARBOR STATEMENT: UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE
STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-
LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO
VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL.
WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS,"
"BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED
TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY
PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND
ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND
ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE
OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S
INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) DE-LISTING FROM THE AMERICAN STOCK
EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS,
(5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE
SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL
CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF
LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND
OTHER INVESTIGATIONS REGARDING THE COMPANY, (11) TURNOVER IN THE COMPANY'S SENIOR
MANAGEMENT AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES
AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS
DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORM 10-K AND 10-Q.
THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING
STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO
OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.